UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 17, 2010
Avanir Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15803	33-0314804

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Enterprise, Suite 300, Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 389-6700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On November 17, 2010, Avanir Pharmaceuticals, Inc. (“We,” “Avanir” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. acting as the sole book-running manager and representative of the several underwriters (the “Underwriters”), pursuant to which we agreed to issue and sell an aggregate of 20,000,000 shares of our common stock to the underwriters (the “Offering”). Under the terms of the Underwriting Agreement, we granted the underwriters an option for 30 days to purchase up to an additional 3,000,000 shares of our common stock solely to cover any over-allotments in the Offering. The shares in the Offering were sold at a public offering price of $4.40 per share, and were purchased by the underwriters from us at a price of $4.158 per share. We estimate that net proceeds we will receive from the Offering will be approximately $83.0 million, after deducting the underwriters’ commission and discounts and estimated offering expenses payable by us, and assuming no exercise of the over-allotment option.
     The Offering was made pursuant to Avanir’s (i) effective registration statement on Form S-3 (Registration No. 333-161789), (ii) effective registration statement on Form S-3 (Registration No. 333-169175) and (iii) effective registration statement on Form S-3 (Registration No. 333-170638), which were all previously filed with the Securities and Exchange Commission (“SEC”) and became effective, and a prospectus supplement to be filed with the SEC.
     We expect the Offering to close on or about November 22, 2010, subject to the satisfaction of customary closing conditions. In the Underwriting Agreement, the Company agrees to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. A copy of the opinion of Goodwin Procter LLP relating to the validity of the shares issued in the Offering is attached as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following documents are filed as exhibits to this report:

1.1	Underwriting Agreement, dated November 17, 2010, between Avanir Pharmaceuticals, Inc. and Jefferies & Company, Inc.
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 17, 2010	Avanir Pharmaceuticals, Inc.
	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Vice President, Finance